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EXHIBIT 2.3

List of Schedules to Agreement and Plan of Merger dated as of August 29, 1997 by and among the Registrant, BTG, and Merger Sub.

Schedule 2.3 (a)     Holders of 1993 Stock Options

Schedule 2.3 (b)     1996 Stock Options Not Converted

Schedule 3.1         Company Subsidiaries

Schedule 3.2         Violations of Company's Certificate of
		     Incorporation or By-Laws

Schedule 3.3 Options, Warrants, etc.; Obligations to Repurchase or Redeem Capital Stock;Indebtedness

Schedule 3.5         Breaches and Defaults; Consents of
		     Governmental Entities

Schedule 3.6         Amendments to Company SEC Reports;
		     Exceptions to Financial Statements

Schedule 3.7         Absence of Certain Changes or Events

Schedule 3.8         Litigation

Schedule 3.10        Tax returns and payments, assessments, audits, etc.

Schedule 3.11        Exceptions to Title to Intellectual Property

Schedule 3.12        Company Material Contracts

Schedule 3.13        Employee Benefit Plans

Schedule 3.14        Exceptions to Title to Properties and Assets

Schedule 3.17        Insurance Policies

Schedule 3.18        Accounts Receivable Not Reserved For

Schedule 3.19        Inventory Valuation Exceptions

Schedule 3.20        Company Undisclosed Liabilities

Schedule 3.21        Leased Real Property

Schedule 3.24        Company Broker's or Finder's Fee
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Schedule 4.3         Options Warrants, etc. (Acquiror);
		     Obligations of Acquiror to Repurchase or Redeem Capital Stock; Indebtedness

Schedule 4.5         Violations of Acquiror's Certificate of
		     Incorporation or By-Laws; Breaches and Defaults

Schedule 4.6         Litigation

Schedule 4.7         Acquiror SEC Reports

Schedule 4.8         Absence of Certain Changes -Acquiror

Schedule 4.10        Broker's or Finder's Fee-Acquiror

Schedule 4.11        Acquiror Material Contracts Violations

Schedule 4.13        Acquiror Undisclosed Liabilities

Schedule 5.4         Consents of Governmental Entities (Acquiror)

Schedule 6.4         Anticipated Changes to Acquiror's Capital
		     Stock or Capitalization; Anticipated Acquisitions